Exhibit 10.1
Amendment to Employment Agreement
     This Amendment to Employment Agreement, effective as of                     , 2006, between Imation Corp., a Delaware corporation (the “Company”) and Bruce A. Henderson (the “Executive”).
     WHEREAS, the Company and the Executive entered into an Employment Agreement as of the 13th day of May, 2004 (the “Agreement”); and
     WHEREAS, the Company and the Executive desire to amend the Agreement in the manner set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy are hereby acknowledged, the Company and the Executive hereby agree to amend the Agreement as follows:
     1. Section 5(a) of the Agreement is hereby amended in its entirety to read as follows:
          (a) Definitions. For the purposes of this Agreement:
     “Affiliate” shall have the meaning given in Rule 405 promulgated under the Securities Act of 1933, as amended.
     “Change of Control” means any one of the following events:
          (i) the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or
          (ii) individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or

          (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding common stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s common stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
          (iv) approval by the stockholders of the dissolution of the Company.
     “Change of Control Amount” shall mean, except as set forth in the next sentence, an amount equal to the sum of (i) two times the total annual Base Compensation of the Executive that is in effect immediately prior to a Change of Control plus (ii) two times the average of the Executive’s Cash Incentive Compensation payment (if any) for the two years prior to a Change of Control, or, if the Executive has been employed by the Company for less than two years, two times the amount of the Executive’s last Cash Incentive Compensation payment (if any) by the Company. Notwithstanding the foregoing sentence, if (x) a Change of Control has occurred during the Employment Term, (y) the Executive’s employment with the Company terminates more than one year after the Change of

Control but within two years after the Change of Control (whether or not the Employment Term or this Agreement is otherwise deemed to have terminated pursuant to Section 2), and (z) the Executive is otherwise entitled to a Change of Control Benefit pursuant to Section 5(b), the Change of Control Amount shall mean (i) one times the total annual Base Compensation of the Executive that is in effect immediately prior to the Change of Control plus (ii) one times the average of the Executive’s Cash Incentive Compensation payment (if any) for the two years prior to the Change of Control, or, if the Executive has been employed by the Company for less than two years, one times the amount of the Executive’s last Cash Incentive Compensation payment (if any) by the Company.
     2. Section 5(b) of the Agreement is hereby amended in its entirety to read as follows:
               (b) Change of Control Benefit. If (i) a Change of Control has occurred during the Employment Term and (ii) within two years thereafter (whether or not the Employment Term or this Agreement is otherwise deemed to have terminated pursuant to Section 2), the Executive’s employment with the Company terminates for any reason other than (1) termination by the Company for Cause or (2) termination by the Executive for other than Company Breach, then the Company shall pay to the Executive within thirty (30) days of such termination a lump sum equal to the Change of Control Amount. The receipt of such Change of Control Amount shall be in lieu of any right of payment that the Executive may have in connection with such termination of employment, whether pursuant to this Agreement or otherwise. If any payment made to the Executive pursuant to this Section 5(b) with respect to a Change of Control that occurs prior to the one-year anniversary of the Effective Date, either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from the Company, including without limitation accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to (or for the benefit of) the Executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), then such payment or other benefit shall be reduced so that the aggregate present value of all payments and benefits, either cash or non-cash, to (or for the benefit of) the Executive which are contingent on the Change of Control (as defined in Code Section 280G(b)(2)(A)) is One Dollar ($1.00) less than the amount which the Executive could receive without being considered to have received any parachute payment (the amount of this reduction is referred to herein as the “Excess Amount”). The determination of the amount of any reduction required by this Section 5(b) shall be made by an accountant selected by the Company, and such determination shall be conclusive and binding on the parties hereto. Notwithstanding the foregoing provisions, if it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that an Excess Amount was received by the Executive from the Company, then the Executive shall repay the Excess Amount to the Company promptly after written demand from the Company is received by the Executive.

     3. A new Section 5(e) is hereby added to the Agreement to read as follows:
          (e) Conformance with Section 409A of the Code. This Agreement is intended to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code (including current and future guidance issued by the Department of Treasury or Internal Revenue Service). To the extent that any provision of this Agreement fails to satisfy those requirements, the provision shall automatically be modified in a manner that, in the good-faith opinion of the Company, brings the provisions into compliance with those requirements while preserving as closely as possible the original intent of the provision and this Agreement. Such modifications may include, but are not necessarily limited to, providing that if the Executive is a “specified employee” under Section 409A(a)(2)(B) of the Code, then any payment under this Agreement that is treated as deferred compensation under Section 409A of the Code shall be deferred for six months following termination of the Executive’s employment with the Company (without interest or earnings).
     The Company and the Executive have caused this Amendment to be signed and delivered on the date set forth above.

IMATION CORP.

By:

Name:

Title:

EXECUTIVE

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